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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our reports dated May 4, 2004, except for the impact to the financial statements as referenced in Note 2(a), which is as of July 30, 2004, relating to the financial statements of 51job, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts", "Summary Consolidated Financial and Operating Data" and "Selected Consolidated Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers Zhong Tian CPAs Ltd. Co.
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Shanghai, People's Republic of China
September 13, 2004